       As filed with the Securities and Exchange Commission on February 21, 2002
                                                    Registration No. 333-
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                             ----------------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           The Securities Act of 1933
                             ----------------------
                                  PEOPLEPC INC.
             (Exact name of Registrant as specified in its charter)
                             ----------------------

             Delaware                                          13-0408510
 (State or other jurisdiction of                             (I.R.S. Employer
  incorporation or organization)                          Identification Number)

                           100 Pine Street, Suite 1100
                         San Francisco, California 94111
                                 (415) 732-4400
          (Address, including zip code, of Principal Executive Offices)
                             ----------------------

                                 2000 STOCK PLAN
                            (Full title of the plan)
                             ----------------------

                                   Nick Grouf
                             Chief Executive Officer
                                  PeoplePC Inc.
                           100 Pine Street, Suite 1100
                         San Francisco, California 94111
                                 (415) 732-4400
((Name, address, including zip code, and telephone number, including area code, of agent for service)
                             ----------------------

                                   Copies to:
                              Mark Bertelsen, Esq.
                              Don S. Williams, Esq.
                        Wilson Sonsini Goodrich & Rosati
                            Professional Corporation
                               650 Page Mill Road
                               Palo Alto, CA 94304
                                 (650) 493-9300
                             ----------------------

                         CALCULATION OF REGISTRATION FEE

====================================================================================================================================
                                                                      Proposed Maximum       Proposed Maximum         Amount of
                                                Amount to be           Offering Price       Aggregate Offering       Registration
  Title of Securities to be Registered           Registered               Per Share                Price                 Fee
------------------------------------------------------------------------------------------------------------------------------------
Common Stock, $0.0001 par value:                130,279,098                $0.16                $20,844,655.68         $1,917.71
   Issuable under the 2000 Stock Plan
------------------------------------------------------------------------------------------------------------------------------------
Total                                           130,279,098                $0.16                $20,844,655.68         $1,917.71
====================================================================================================================================

(1) The Proposed Maximum Offering Price Per Share has been estimated in accordance with Rule 457(c) under the Securities Act of 1933 as to 130,279,098 shares of Common Stock authorized for future issuance pursuant to the 2000 Stock Plan, solely for the purpose of calculating the registration fee. 102,645,000 options have been granted with respect to such shares. The computation is based upon the average of the high and low price of the Common Stock as reported on the Nasdaq National Market on February 14, 2002 because the price at which the options to be granted in the future may be exercised is not currently determinable.

(2) This Registration Statement shall also cover any additional shares of the Registrant's Common Stock that become issuable under the Option Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration that increases the number of the Registrant's outstanding shares of Common Stock.
                             ----------------------

================================================================================

                                  PEOPLEPC INC.

                       REGISTRATION STATEMENT ON FORM S-8

                                     PART I

                     INFORMATION REQUIRED IN THE PROSPECTUS

Item 1.     Plan Information.

     The documents containing the information specified in this Item 1 will be sent or given to employees, officers, directors or others as specified by Rule 428(b)(1). In accordance with the rules and regulations of the Securities and Exchange Commission (the "Commission") and the instructions to Form S-8, such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424.

Item 2.     Registrant Information and Employee Plan Annual Information.

     The documents containing the information specified in this Item 2 will be sent or given to employees, officers, directors or others as specified by Rule 428(b)(1). In accordance with the rules and regulations of the Commission and the instructions to Form S-8, such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424.

                                     PART II

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 3.     Incorporation of Documents by Reference.

     The following documents and information previously filed with the Commission by PeoplePC Inc. (the "Registrant") are hereby incorporated herein by reference:

     . The Registrant's Annual Report on Form 10-K405 for the fiscal year ended December 31, 2000 filed with the Commission on April 2, 2001;

     . The Registrant's Quarterly Report on Form 10-Q for the fiscal quarters ended September 30, 2001 filed with the Commission on November 14, 2001, June 30, 2001 filed with the Commission on August 14, 2001, and March 31, 2001 filed with the Commission on May 15, 2001;

     . The Registrant's Definitive Proxy Statements on Schedule 14A filed with the Commission on February 6, 2002 and April 30, 2001;

     . The Registrant's Registration Statement on Form S-3 filed with the Commission on January 16, 2002;

     . The Registrant's Current Reports on Form 8-K filed with the Commission on July 25, 2001 and July 24, 2001; and

     . The description of the Registrant's Common Stock contained in the Registrant's Registration Statement on Form 8-A filed with the Commission on August 9, 2000 pursuant to Section 12(g) of the Securities Exchange Act of 1934 (the "Exchange Act"), including any amendment or report filed for the purpose of updating such description;

     In addition, all documents subsequently filed with the Commission by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act on or after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereunder have been sold or which deregisters all securities then remaining unsold under this Registration Statement, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such earlier statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.   Description of Securities.

      Not applicable.

Item 5.   Interests of Named Experts and Counsel.

     The validity of the securities being registered by this Registration Statement are being passed upon for the Registrant by Wilson Sonsini Goodrich & Rosati, Professional Corporation, Palo Alto, California. As of the date of this Registration Statement, Wilson Sonsini Goodrich & Rosati owns an aggregate of 42,612 shares of the Registrant's Common Stock.

Item 6.   Indemnification of Directors and Officers.

     Section 145(a) of the Delaware General Corporation Law (the "DGCL") provides in relevant part that "[a] corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person's conduct was unlawful". With respect to derivative actions, Section 145(b) of the DGCL provides in relevant part that "[a] corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor [by reason of his service in one of the capacities specified in the preceding sentence] against expenses (including attorneys' fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper."

     The Sixth Article of the Registrant's Amended and Restated Bylaws provides for the indemnification of directors and officers to the fullest extent permissible under Delaware law and third parties acting on behalf of the Registrant.

     The Registrant has entered into indemnification agreements with its directors and executive officers, in addition to indemnification provided for in the Registrant's Bylaws, and intends to enter into indemnification agreements with any new directors and executive officers in the future.

     The Registrant carries officer and director liability insurance with respect to certain matters, including matters arising under the Securities Act of 1933, as amended (the "Securities Act").

Item 7.   Exemption from Registration Claimed.

     Not applicable.

Item 8.   Exhibits.

     Exhibit
     Number                            Description
---------------- ---------------------------------------------------------------
      3.1 Amended and Restated Certificate of Incorporation filed with the Delaware Secretary of State on February 19, 2002.
      5.1 Opinion of counsel as to legality of securities being registered.
     23.1        Consent of Independent Accountants.
     23.2        Consent of counsel (contained in Exhibit 5.1).
     24.1        Power of Attorney (see page 5).
     99.1        2000 Stock Plan, as amended, and form of agreement thereunder.

Item 9.   Undertakings.

          A.   The undersigned Registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

               (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto, duly authorized, in the City of San Francisco, State of California, on February 20, 2002.

                                                 PEOPLEPC INC.

                                                 By:   /s/  Nick Grouf
                                                     ---------------------------
                                                     Nick Grouf
                                                     Chief Executive Officer

                                POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Nick Grouf and Charles P. Ortmeyer, jointly and severally, his attorneys-in-fact, each with the power of substitution, for him in any and all capacities to sign any amendments to this Registration Statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

             Signature                               Title                           Date
--------------------------------   ------------------------------------------  -----------------
      /s/  Nick Grouf              Chief Executive Officer, Chairman of the    February 20, 2002
--------------------------------   Board and Director (Principal Executive
           Nick Grouf              Officer)


    /s/ Michael Glogowsky          Acting Chief Financial Officer (Principal   February 20, 2002
--------------------------------   Financial and Accounting Officer)
        Michael Glogowsky


   /s/  Ronald D. Fisher           Director                                    February 20, 2002
--------------------------------
        Ronald D. Fisher


    /s/  John Sculley              Director                                    February 20, 2002
--------------------------------
         John Sculley



--------------------------------   Director                                    February 20, 2002
         Michael J. Price


    /s/  Bradley A. Feld
--------------------------------   Director                                    February 20, 2002
         Bradley A. Feld

                                  PEOPLEPC INC.

                       REGISTRATION STATEMENT ON FORM S-8

                                INDEX TO EXHIBITS

       Exhibit
        Number                             Description
----------------------  --------------------------------------------------------
         3.1 Amended and Restated Certificate of Incorporation filed with the Delaware Secretary of State on February 19, 2002.
         5.1 Opinion of counsel as to legality of securities being registered.
        23.1            Consent of Independent Accountants.
        23.2            Consent of counsel (contained in Exhibit 5.1).
        24.1            Power of Attorney (see page 5).
        99.1 2000 Stock Plan, as amended, and form of agreement thereunder.